UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2021

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On February 24, 2021, Olin Corporation (“Olin”) and certain of its material domestic subsidiaries, as guarantors, executed an Amendment (the “Third Amendment”) to the Credit Agreement dated as of June 16, 2019 (as amended by the First Amendment thereto dated as of December 20, 2019 and by the Second Amendment thereto dated as of May 8, 2020, the “Credit Agreement”; the Credit Agreement, as amended by the Third Amendment, the “Amended Credit Agreement”) among Olin, Blue Cube Spinco, LLC (“Blue Cube”), the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent to, among other things, establish a delayed draw term loan facility in the amount of $315 million and reduce the applicable interest rate margins and undrawn commitment fees under the Amended Credit Agreement.

The Amended Credit Agreement provides for a new term loan facility in the amount of $500 million, the proceeds of which were used to refinance the existing term loans outstanding under the Credit Agreement, revolving credit facility commitments in the amount of $800 million and delayed draw term loan commitments in the amount of $315 million.  The delayed draw term loan facility will be available in up to three draws to be made on or prior to April 15, 2021 (the “Delayed Draw Term Loan Funding Date”).  The proceeds of loans under the delayed draw term loan facility may be used solely to redeem the Notes (as defined below) and pay related fees and expenses.

Borrowings under the Amended Credit Agreement will bear interest at a rate equal to, at the option of Olin, the London Interbank Offered Rate plus an applicable margin, with a floor of 0.00%, or base rate plus an applicable margin.  The applicable margins will be based on Olin’s consolidated net leverage ratio as calculated under the terms of the Amended Credit Agreement for the prior fiscal quarter and range from 1.50% to 2.50% with respect to the London Interbank Offered Rate and 0.50% and 1.50% with respect to the base rate.

Loans under the term loan facilities and revolving credit facility will mature on July 16, 2024.  Loans under the term loan facilities will amortize quarterly, commencing with the fiscal quarter ending June 30, 2021, by an amount equal to 1.25% until the fiscal quarter ending December 31, 2022, 1.875% for the period commencing with the fiscal quarter ending March 31, 2023 and ending with the fiscal quarter ending December 31, 2023 and 2.500% for each fiscal quarter thereafter, in each case, of the aggregate outstanding principal amount of the term loans as of the Delayed Draw Term Loan Funding Date.

The Third Amendment also amends certain covenants and related definitions to provide Olin with additional flexibility under the Amended Credit Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 and incorporated by reference.

Tenth Amendment to Amended and Restated Credit and Funding Agreement

On February 24, 2021, Olin executed a Tenth Amendment (the “Tenth Amendment”) to the Amended and Restated Credit and Funding Agreement dated as of December 9, 2010 (the “Amended and Restated Credit and Funding Agreement”) among Olin, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent, related to the Industrial Development Authority of Washington County Series 2010A bonds, The Industrial Development Authority of Washington County Series 2010B bonds, The Mississippi Business Finance Corporation Series 2010 bonds and The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Series 2010 bonds to reduce the pricing and amend certain covenants and definitions to be consistent with the covenants and definitions contained in the Amended Credit Agreement described in Item 1.01.

The foregoing description of the Tenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Tenth Amendment, which is attached as Exhibit 4.1 and incorporated by reference.

Item 8.01.	Other Events.

On March 1, 2021 (the “Notice Date”), Blue Cube, a wholly-owned subsidiary of Olin, delivered a conditional notice of optional redemption to the holders of its outstanding 10.00% Senior Notes due 2025 (the “Notes”) issued under the Indenture dated as of October 5, 2015 (as amended and supplemented, the “Indenture”), between Blue Cube and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which Blue Cube will redeem a portion of the outstanding Notes in an aggregate principal amount equal to $315 million.  The Notes subject to redemption will be redeemed on March 31, 2021 (the “Redemption Date”) at a redemption price in cash of 105.000% of the principal amount of the Notes.  Accrued and unpaid interest to, but excluding, the Redemption Date will be paid on the Notes subject to redemption in accordance with the terms of the Indenture and the Notes.  The Notes subject to redemption will be selected by the Trustee by such method as the Trustee deems to be fair and appropriate in accordance with the applicable procedures of The Depository Trust Company.  The redemption of the Notes is conditioned upon Blue Cube receiving, on or prior to the Redemption Date, net proceeds of at least $315 million from new indebtedness to be incurred after the Notice Date (the “Borrowing”).  Blue Cube anticipates that the Borrowing will occur on or prior to the Redemption Date.

A press release announcing the foregoing matters is attached as Exhibit 99.1 and incorporated by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the redemption of the Notes.  These statements often include words such as “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “outlook,” “project,” “estimate,” “forecast,” “optimistic,” or similar expressions relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the redemption of the Notes.  However, it should be understood that these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control.  Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the Securities and Exchange Commission, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, include, but are not limited to the following: sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us; declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products; unsuccessful implementation of our operating model, which prioritizes Electrochemical Unit (ECU) margins over sales volumes; our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation; failure to control costs or to achieve targeted cost reductions; higher-than-expected raw material, energy, transportation, and/or logistics costs; the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards; the failure or an interruption of our information technology systems; our substantial amount of indebtedness and significant debt service obligations; the negative impact from the COVID-19 pandemic and the global response to the pandemic; weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior secured credit facility; the loss of a substantial customer for either chlorine or caustic soda could cause an imbalance in customer demand for these products; failure to attract, retain and motivate key employees; risks associated with our international sales and operations, including economic, political or regulatory changes; the effects of any declines in global equity markets on asset values and any declines in interest rates or other significant assumptions used to value the liabilities in our pension plan; adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital; our long-range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets; new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities; changes in, or failure to comply with, legislation or government regulations or policies, including changes within the international markets in which we operate; unexpected litigation outcomes; costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; and various risks associated with our Lake City U.S. Army Ammunition Plant contract, including performance and compliance with governmental contract provisions.

All of our forward-looking statements should be considered in light of these factors.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit

4.1	Tenth Amendment to Amended and Restated Credit and Funding Agreement, dated as of February 24, 2021, among Olin Corporation, the Lenders (as defined therein), and PNC Bank, National Association, as Administrative Agent
10.1	Third Amendment to Credit Agreement, dated as of February 24, 2021, among Olin Corporation, the guarantors party thereto, the Lenders and Issuing Banks (as defined therein) and Bank of America, N.A., as Administrative Agent
99.1	Press Release announcing refinancing transaction and partial redemption of 10% Senior Notes due 2025, dated March 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Olin has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Nicholas W. Hendon
	Name:	Nicholas W. Hendon
	Title:	Assistant Secretary

Date:  March 1, 2021